CANNABIS SATIVA, INC.

2017 STOCK PLAN

Adopted June ____, 2017

1.Purposes of the Plan

.  The purpose of the Cannabis Sativa, Inc.’s 2017 Stock Plan is to allow the Company to compensate Employees and Consultants from time to time by issuing to them Shares of Company Common Stock in return for services provided to the Company rather than compensating them in cash and deplete the working capital of the Company.  It is  intended that this plan be registered with the Securities and Exchange Commission on Form S-8, thereby allowing shares issued from the Plan to be unrestricted and free trading.

2.Definitions

.  As used herein, the following definitions shall apply:

(a)“Administrator” means the Board or a Committee of the Board.

(b)“Board” means the Board of Directors of the Company.

(c)“Code” means the Internal Revenue Code of the United States.

(d)“Common Stock” means the common stock of the Company.

(e)“Company” means Cannabis Sativa, Inc., a Nevada corporation.

(f)“Consultant” means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company or any Parent or Subsidiary of the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or adviser is a natural person.

(g)“Director” means a member of the Board.

(h)“Employee” means any person, including an Officer or Director, who is an employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Parent or Subsidiary of the Company.  A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.

(i)“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.  Reference to any particular Exchange Act section shall include any successor section.

(j)“Holder” means a person who has been awarded Common Stock pursuant to the Plan.

(k)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(l)“Parent” means any corporation (or other entity), whether now or hereafter existing (other than the Company), in an unbroken chain of corporations (or other entities) ending with the Company if each of the corporations (or other entities) other than the last corporation (or other entity) in the unbroken chain owns stock (or other equity interests) possessing more than fifty percent (50%) of the total combined voting power of all classes of stock (or other equity interests) in one of the other corporations (or other entities) in such chain.

(m)“Plan” means Cannabis Sativa, Inc.’s 2017 Stock Plan.

(n)“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.  Reference to any particular Securities Act section shall include any successor section.

(o)“Service Provider” means an Employee, Director, or Consultant.

(p)“Share” means a share of Common Stock.

(q)“Subsidiary” means any corporation (or other entity), whether now or hereafter existing (other than the Company), in an unbroken chain of corporations (or other entities) beginning with the Company if each of the corporations (or other entities) other than the last corporation (or other entity) in the unbroken chain owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations (or other entities) in such chain.

3.Stock Subject to the Plan

.  The shares of stock subject to the Plan shall be Common Stock.  The maximum aggregate number of Shares which may be issued pursuant to the Plan is Three Million (3,000,000) Shares.  Shares issued pursuant to the Plan may be authorized but unissued, or reacquired Common Stock.

4.Administration of the Plan.

(a)Administrator.  The Plan shall be administered by the Board.  The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated.

(b)Powers of the Administrator.  Subject to the provisions of the Plan and the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its sole discretion:

(i)to select the Service Providers to whom Common Stock may from time to time be granted hereunder;

(ii)to determine the number of Shares to be covered by each such award granted hereunder;

(iii)to amend the Plan; and

(iv)to construe and interpret the terms of the Plan and awards granted pursuant to the Plan and to exercise such powers and perform such acts as the Administrator deems necessary or desirable to promote the best interests of the Company which are not in conflict with the express written provisions of the Plan.

(c)Effect of Administrator’s Decision.  All decisions, determinations, and interpretations of the Administrator shall be final and binding on all Holders.

5.Term, Amendment and Termination of the Plan

.  The Plan shall become effective upon its initial adoption by the Board and shall continue in effect until it is terminated by the Board or until all Common Stock to be issued pursuant to the Plan has been issued

.  The Board may at any time wholly or partially amend, alter, suspend, or terminate the Plan.

6.Reservation of Shares

.  The Company, during the term of the Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

7.Participant’s Knowledge and Experience

.  The Company may require a Plan participant, as a condition of receiving Shares, to give written assurances satisfactory to the Company as to the participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of receiving Shares in lieu of cash compensation.

8.Governing Law

.  This Plan shall be governed by and construed in accordance with the laws of the State of Nevada excluding that body of law pertaining to conflicts of law.

I hereby certify that the Plan was duly adopted by the Board of Directors of Cannabis Sativa, Inc. so as to be effective as of June ____, 2017.

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Authorized Officer